EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
STAT Healthcare, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of STAT Healthcare, Inc. and subsidiaries (the Company) as of December 31, 1995 and 1994, and the related supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the 1994 financial statements of AmHealth Corporation and its related health care entities, a wholly-owned subsidiary following the merger discussed below, which statements reflect total assets constituting 57% and total net service revenues constituting 52% of the related consolidated totals in 1994. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for AmHealth Corporation and its related health care entities, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors for 1994 provide a reasonable basis for our opinion.

     The supplemental consolidated financial statements give retroactive effect to the merger of STAT Healthcare, Inc. and AmHealth Corporation and its related health care entities on June 24, 1996, which has been accounted for as a pooling of interests as described in Note 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of STAT Healthcare, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, based on our audits and the report of other auditors for 1994, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of STAT Healthcare, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

KPMG PEAT MARWICK LLP

Houston, Texas
August 9, 1996
                                      F-1

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors/Partners
AmHealth Corporation and its
  Related Health Care Entities:

     We have audited the combined balance sheets of AmHealth Corporation and its related health care entities (collectively referred to as the Company) as of December 31, 1994, and the related combined statements of income, changes in shareholders' equity and partners' capital, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AmHealth Corporation and its related health care entities as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                      LONG, CHILTON, PAYTE & HARDIN, LLP

McAllen, Texas
February 22, 1995
                                      F-2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
STAT Healthcare, Inc.:

     We have audited the accompanying supplemental consolidated balance sheet of STAT Healthcare, Inc. and subsidiaries (the Company) as of December 31, 1993, and the related supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The supplemental consolidated financial statements give retroactive effect to the merger of STAT Healthcare, Inc. and AmHealth Corporation and its related health care entities on June 24, 1996, which has been accounted for as a pooling of interests as described in Note 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of STAT Healthcare, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of STAT Healthcare, Inc. and subsidiaries as of December 31, 1993, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                       LONG, CHILTON, PAYTE & HARDIN, LLP


McAllen, Texas
August 9, 1996
                                      F-3

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        DECEMBER 31, 1993, 1994 AND 1995

                                                                                      1993                1994               1995
                                                                                   -----------        -----------        -----------
           ASSETS
Cash and cash equivalents .................................................        $   114,000        $   470,000        $ 2,538,000
Accounts receivable, net (notes 5 and 8) ..................................            339,000          2,382,000          4,565,000
Notes receivable (note 6) .................................................              8,000              8,000            266,000
Inventories (note 8) ......................................................             32,000             63,000            103,000
Prepaid and other current assets ..........................................             71,000            143,000            709,000
                                                                                   -----------        -----------        -----------
           Total current assets ...........................................            564,000          3,066,000          8,181,000
Property and equipment, net (notes 7 and 8) ...............................            526,000          1,446,000          2,261,000
Other non-current assets ..................................................             53,000            312,000            133,000
                                                                                   -----------        -----------        -----------
           Total assets ...................................................        $ 1,143,000        $ 4,824,000        $10,575,000
                                                                                   ===========        ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt (note 8) ................................        $   122,000        $   470,000        $    88,000
Current portion of capital lease obligations (note 9) .....................             80,000             37,000             48,000
Accrued physicians' fees ..................................................               --              724,000            706,000
Accounts payable ..........................................................            116,000            352,000            925,000
Accrued liabilities .......................................................             49,000            268,000            513,000
Distributions payable .....................................................               --                 --              283,000
                                                                                   -----------        -----------        -----------
           Total current liabilities ......................................            367,000          1,851,000          2,563,000
Long-term debt (note 8) ...................................................             87,000             95,000            156,000
Long-term capital lease obligations (note 9) ..............................            243,000          1,099,000          1,484,000
                                                                                   -----------        -----------        -----------
           Total liabilities ..............................................            697,000          3,045,000          4,203,000
                                                                                   -----------        -----------        -----------
Stockholders' equity (notes 8, 11 and 12):
     Preferred stock, $.01 par value.  Authorized 5,000,000
       shares; Series A convertible, issued and outstanding
       74,000 shares at December 31, 1994  ................................               --              370,000               --
     Common stock, $.01 par value.  Authorized 40,000,000
       shares; issued and outstanding 4,165,166,
           6,183,52 and 14,823,332, respectively ..........................             42,000             62,000            148,000
     Capital in excess of par value .......................................            269,000            589,000          4,204,000
     Retained earnings ....................................................            135,000            758,000          2,020,000
                                                                                   -----------        -----------        -----------
           Total stockholders' equity .....................................            446,000          1,779,000          6,372,000
                                                                                   -----------        -----------        -----------
Commitments and contingencies (notes 9, 13 and 15)
           Total liabilities and stockholders' equity .....................        $ 1,143,000        $ 4,824,000        $10,575,000
                                                                                   ===========        ===========        ===========

    See accompanying notes to supplemental consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                 1993                 1994                 1995
                                                                             ------------         ------------         ------------
Net service revenues (note 4) .......................................        $  1,170,000         $  7,645,000         $ 23,141,000
                                                                             ------------         ------------         ------------

Operating expenses:
     Professional medical fees ......................................                --              2,601,000            9,241,000
     Human resources ................................................             394,000            1,424,000            4,640,000
     Supplies .......................................................             336,000            1,127,000            1,818,000
     Billing and collection costs ...................................                --                322,000            1,461,000
     Outside services and other .....................................             226,000              624,000              970,000
     Liability insurance ............................................                --                167,000              706,000
     Furniture and equipment ........................................              59,000              204,000              400,000
     Occupancy ......................................................                --                 17,000              139,000
                                                                             ------------         ------------         ------------
           Total operating expenses .................................           1,015,000            6,486,000           19,375,000
                                                                             ------------         ------------         ------------
           Operating income .........................................             155,000            1,159,000            3,766,000

Interest income .....................................................                --                   --                 75,000
Interest expense ....................................................             (21,000)            (143,000)            (225,000)
Other income ........................................................               1,000              153,000               29,000
                                                                             ------------         ------------         ------------
           Income before income taxes ...............................             135,000            1,169,000            3,645,000

Income taxes (note 10) ..............................................                --                 65,000              347,000
                                                                             ------------         ------------         ------------
           Net income ...............................................             135,000            1,104,000            3,298,000

Proforma income taxes (note 2) ......................................              46,000              332,000              892,000
                                                                             ------------         ------------         ------------
           Proforma net income ......................................        $     89,000         $    772,000         $  2,406,000
                                                                             ============         ============         ============
           Proforma net income per common share (note 2) ............        $       0.02         $       0.11         $       0.20
                                                                             ============         ============         ============
Number of shares used in computing
     proforma net income per common share ...........................           5,257,954            7,079,131           11,897,371
                                                                             ============         ============         ============

    See accompanying notes to supplemental consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES
     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                       Preferred stock                Common stock          Capital in                     Total
                                 --------------------------    -------------------------     excess of    Retained     stockholders'
                                   Shares          Amount         Shares       Amount       par value    earnings        equity
                                 -----------    -----------    -----------   -----------   -----------   -----------   -----------
Balances at January 1, 1993 ....        --      $      --          339,604   $     4,000   $    18,000   $      --     $    22,000
Capital contributions ..........        --             --        3,825,562        38,000       251,000          --         289,000
Net income .....................        --             --             --            --            --         135,000       135,000
                                 -----------    -----------    -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1993 ..        --             --        4,165,166        42,000       269,000       135,000       446,000
Sale of common stock at par ....        --             --          450,000         5,000          --            --           5,000
Sale of Series A, Convertible
     Preferred stock ...........      74,000        370,000           --            --            --            --         370,000
Sale of common stock at
     $.10 per share ............        --             --          100,000         1,000         9,000          --          10,000
Sale of common stock at
     $1.00 per share, net of
     issuance cost .............        --             --          250,000         2,000       233,000          --         235,000
Capital contributions ..........        --             --        1,218,386        12,000        78,000          --          90,000
Distributions to shareholders ..        --             --             --            --            --        (481,000)     (481,000)
Net income .....................        --             --             --            --            --       1,104,000     1,104,000
                                 -----------    -----------    -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1994 ..      74,000        370,000      6,183,552        62,000       589,000       758,000     1,779,000
Initial public offering of
     common stock, net of
     issuance cost .............        --             --        1,250,000        12,000     3,243,000          --       3,255,000
Conversion of 10% secured
     notes to common stock .....        --             --           93,332         1,000        17,000          --          18,000
Conversion of Series A,
     Convertible Preferred stock
     to common stock ...........     (74,000)      (370,000)     1,480,000        15,000       355,000          --            --
Capital contributions ..........        --             --        5,816,448        58,000          --         (31,000)       27,000
Distributions to shareholders ..        --             --             --            --            --      (2,005,000)   (2,005,000)
Net income .....................        --             --             --            --            --       3,298,000     3,298,000
                                 -----------    -----------    -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1995 ..        --      $      --       14,823,332   $   148,000   $ 4,204,000   $ 2,020,000   $ 6,372,000
                                 ===========    ===========    ===========   ===========   ===========   ===========   ===========

See accompanying notes to supplemental consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                         1993              1994             1995
                                                                                      -----------      -----------      -----------
Cash flows from operating activities:
     Net income .................................................................     $   135,000      $ 1,104,000      $ 3,298,000
                                                                                      -----------      -----------      -----------
     Adjustments to reconcile net income to net cash provided by (used in)
       operating activities:
           Depreciation and amortization ........................................          59,000          196,000          360,000
           Changes in assets and liabilities:
               (Increase) in net accounts receivable ............................        (337,000)      (2,043,000)      (2,183,000)
               (Increase) in inventories ........................................         (32,000)         (31,000)         (40,000)
               (Increase) in prepaid and other current assets ...................         (71,000)         (72,000)        (566,000)
               (Increase) in organization and start-up costs ....................         (59,000)         (43,000)         (68,000)
               (Increase) in other non-current assets ...........................            --               --             (9,000)
               Increase (decrease) in accrued physicians' fees ..................            --            724,000          (18,000)
               Increase in accounts payable .....................................         116,000          236,000          573,000
               Increase in accrued liabilities ..................................          49,000          219,000          245,000
               Increase in distributions payable ................................            --               --            283,000
                                                                                      -----------      -----------      -----------
               Total adjustments ................................................        (275,000)        (814,000)      (1,423,000)
                                                                                      -----------      -----------      -----------
                   Net cash provided by (used in)
                      operating activities ......................................        (140,000)         290,000        1,875,000
                                                                                      -----------      -----------      -----------
Cash flows from investing activities:
       Increase in notes receivable .............................................          (8,000)            --           (258,000)
       Purchase of property and equipment .......................................        (219,000)        (186,000)        (548,000)
                                                                                      -----------      -----------      -----------
                   Net cash used in investing activities ........................        (227,000)        (186,000)        (806,000)
                                                                                      -----------      -----------      -----------
Cash flows from financing activities:
       Sale of common stock and capital contributions ...........................         289,000           90,000           27,000
       Proceeds from sale of common stock .......................................            --            250,000        3,255,000
       Proceeds from sale of preferred stock ....................................            --            370,000             --
       Proceeds from issuance of convertible
           secured notes ........................................................            --            350,000             --
       Distributions to shareholders ............................................            --           (481,000)      (2,005,000)
       Issuance of long-term debt ...............................................         220,000          360,000          278,000
       Repayment of long-term debt ..............................................         (11,000)        (354,000)        (249,000)
       Repayment of convertible secured notes ...................................            --               --           (332,000)
       Repayments of capital lease obligations ..................................         (34,000)         (99,000)        (209,000)
       Decrease (increase) in deferred offering costs ...........................            --           (234,000)         234,000
                                                                                      -----------      -----------      -----------
                   Net cash provided by
                      financing activities ......................................         464,000          252,000          999,000
                                                                                      -----------      -----------      -----------
Net increase in cash and cash equivalents .......................................          97,000          356,000        2,068,000
Cash and cash equivalents at beginning of year ..................................          17,000          114,000          470,000
                                                                                      -----------      -----------      -----------
Cash and cash equivalents at end of year ........................................     $   114,000      $   470,000      $ 2,538,000
                                                                                      ===========      ===========      ===========

    See accompanying notes to supplemental consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1993, 1994 and 1995

(1)   BUSINESS OF THE COMPANY AND ORGANIZATION

BUSINESS OF THE COMPANY

         STAT Healthcare, Inc. (STAT) was incorporated in the state of Delaware on July 29, 1994. STAT provides emergency medical management services. On June 24, 1996, STAT, through a successor entity formed for the purpose of effecting a business combination, acquired all the common stock and partnership interests of AmHealth Corporation and its related health care entities (AmHealth) (see note
3). AmHealth provides disease management services focused primarily on ailments associated with diabetes. STAT and AmHealth merged into the successor entity which became the parent and registrant and which then changed its name to STAT Healthcare, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

         The merger of STAT and AmHealth has been accounted for as a pooling of interests. Accordingly, the consolidated financial statements of STAT Healthcare, Inc. and subsidiaries (the Company) have been restated to include the accounts and results of operations of both STAT and AmHealth for all periods presented.

         The supplemental consolidated financial statements will become the primary historical financial statements of the Company upon issuance of financial statements that include the date of consummation.

         Following the merger, the Company is an integrated disease management and medical services company which owns, operates and manages specialty medical facilities which provide a continuum of care focused on the needs of diabetics and other patients requiring specialty care. In addition, the Company focuses on the needs of its hospital clientele providing a range of services including management of emergency departments and other hospital based services relating to its disease management capabilities.

OPERATIONS AND ORGANIZATION OF STAT

         Upon incorporation in July 1994, STAT negotiated a Management Agreement with South Texas Acute Trauma Physicians, P.A. (STAT Physicians). The Management Agreement became effective September 1, 1994 and is perpetual. The Management Agreement has no termination or cancellation provisions. In addition, the Company has the ability to control the designation of physician owner(s) of STAT Physicians. Prior to the merger with AmHealth, the Company's income was derived exclusively from revenues associated with the Management Agreement, less direct expenses paid by the Company on behalf of Physicians, as provided in the Management Agreement and less the operating expenses of the Company. Additionally, on September 1, 1994,
                                      F-8

the Company assumed the employment of all personnel previously employed at STAT Physicians and the operating costs associated therewith from that date forward.

         Prior to the merger with AmHealth, the Company operated in a single business segment, emergency medical management services. The Company's principal business related to management and administrative services provided to those engaged in physician staffing of hospital emergency departments. At December 31, 1994 and 1995, the Company managed contracts for physician services with 12 and 11 hospitals, respectively, located in South Texas. Under these contracts, 24-hour physician coverage of the emergency departments is provided.

         Physicians providing services are independent contractors to STAT Physicians and are paid monthly on a basis of fixed hourly rates. As independent contractors, these physicians are responsible for their own income and Social Security taxes as well as workers compensation insurance.

         The contracts between STAT Physicians and hospitals are generally written for an initial term of two years and automatically renew for extended periods after the initial term. STAT Physicians' contractual arrangements with hospitals are principally fee-for-service contracts under which the Company bills and collects the professional component of medical services on behalf of STAT Physicians. At December 31, 1994, 9 of 12 contracts were fee-for-service contracts, while at December 31, 1995, all contracts were fee-for-service contracts. Services performed under contracts not subject to fee-for-service arrangements at December 31, 1994 were compensated by the hospitals on a fixed fee basis.

OPERATIONS AND ORGANIZATION OF AMHEALTH

         AmHealth operates in two business segments, kidney dialysis services and healthcare management services. It owns and operates outpatient kidney dialysis centers, provides management services for outpatient hyperbaric medicine units and provides management and personnel services to outpatient home health providers in the Rio Grande Valley of Southern Texas.

                                      F-9

         The AmHealth entities, their pre-merger structure and their dates of inception are as follows:

ENTITY                                             STRUCTURE   DATE OF INCEPTION

Management operations:
  AmHealth Corporation                           S Corporation      Oct 1992

Kidney dialysis center operations:
  AmHealth Enterprises of the Valley, Inc.       S Corporation      Oct 1992
  AmHealth Kidney Center of the Valley, Ltd.     Partnership        Apr 1993
  Starr Dialysis Center, Ltd.                    Partnership        Nov 1993
  Weslaco Kidney Center, Ltd.                    Partnership        Jun 1994
  Mission Kidney Center, Ltd.                    Partnership        Aug 1995
  Brownsville Kidney Center, Ltd.                Partnership        Apr 1996

Healthcare management operations:
  Southwestern Infusion Healthcare, Ltd.         Partnership        Jun 1994
  AmHealth Ambulatory Services, Inc.             C Corporation      Apr 1995
  AmHealth Ambulatory Healthcare, Ltd.           Partnership        Apr 1995
  Brownsville Hyperbaric Healthcare, Ltd.        Partnership        May 1995
  AmHealth Medical Management, Ltd.              Partnership        Jun 1995


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of STAT Healthcare, Inc., AmHealth Corporation and its related health care entities (all wholly-owned), and the results of operations of STAT Physicians since September 1, 1994, the effective date of the Company's management agreement with STAT Physicians.

         Because of the existence of a parent-subsidiary relationship by means other than record ownership of STAT Physicians' voting stock and because of the unilateral control, notwithstanding the lack of technical majority ownership, which the Company has over the assets and operation of STAT Physicians, consolidation of its results of operations is necessary to present fairly the results of operations of the Company.

         All significant intercompany balances and transactions have been eliminated in consolidation.

                                      F-10
USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

CASH EQUIVALENTS

         Investments in highly liquid, short-term instruments purchased with original maturities of three months or less are deemed to be cash equivalents.

SERVICE REVENUES AND ACCOUNTS RECEIVABLE

         Patient service revenues are recorded at established billing rates, net of an allowance for contractual adjustments and a provision for uncollectible accounts. Management services revenue for hospital and home health agency accounts are recorded net of an allowance for doubtful accounts.

         Patient accounts receivable are reduced to an estimated realizable value taking into consideration contractual adjustments mandated by payors (Medicare, Medicaid and private insurers) and expected write-offs of uncollectible accounts. These estimates are based upon management judgements and historical experience.

INVENTORIES

         Inventories, consisting primarily of dialysis and pharmacy supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and are depreciated using the straight-line depreciation method over the estimated useful lives of the assets by class: minor equipment, 3 years; major equipment, 5 years; improvements, 5 years.

         Equipment under capital lease is stated at the lesser of the present value of the minimum lease payments or the fair value of the leased property at the inception of the lease. Equipment under capital lease is amortized using the straight-line method over the term of the leases which is 4 to 7 years. Buildings and land under capital lease are stated at the fair value of the properties and are amortized using the straight-line method over the term of the leases which is 10 years.
                                      F-11
ORGANIZATION AND START-UP COSTS

         Organization and start-up costs have been capitalized and are being amortized using the straight-line method over five years.

DEFERRED OFFERING COSTS

         Deferred offering costs totaling $234,000 at December 31, 1994 were included in other non-current assets. Such assets were combined with additional offering costs incurred during 1995 and were recorded as a reduction of the proceeds from the initial public offering of common stock during 1995.

DEFERRED ACQUISITION COSTS

         Costs incurred to effect an expected pooling of interests business combination are deferred and charged to expense in the period that the business combination is consummated. If a plan of combination is abandoned, costs that have been deferred are expensed. At December 31, 1995, deferred acquisition costs of $134,000 were included in prepaid and other current assets. These costs were combined with additional acquisition costs incurred in 1996 and were expensed in the second quarter of 1996 when the AmHealth merger was consummated.

INCOME TAXES

         The Company utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Prior to consummation of the merger, each of the AmHealth entities (except AmHealth Ambulatory Services, Inc.) was a partnership or had elected to be treated as an S Corporation. Accordingly, each entity's income or loss was allocated to that entity's shareholders or partners for inclusion in their personal federal income tax returns. No federal income taxes were assessed to any of the entities (except AmHealth Ambulatory Services, Inc.), and accordingly, no provision for federal income taxes for these entities has been reflected in the accompanying consolidated statements of income prior to consummation of the merger. AmHealth Ambulatory Services, Inc. began operations in April 1995. Taxable income of this corporation from its date of inception through December 31, 1995 was not material.

                                      F-12

NET INCOME PER COMMON SHARE

         Net income per common share is computed based on the sum of STAT and AmHealth common and common equivalent shares calculated as follows:

         - STAT. From inception through the date of STAT's initial public offering, the number of common and common equivalent shares is computed as if all shares were outstanding for the entire period, less the number of treasury shares assumed to have been purchased (at the initial offering price of STAT's common stock) from the proceeds of actual sales of stock. Following the initial public offering, the number of common and common equivalent shares is computed based on the weighted average number of common shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock.

              - AmHealth. The number of common and common equivalent shares is computed based on the number of shares of the Company's common stock issued to the shareholders or partners of each AmHealth entity upon consummation of the merger, as if such shares were outstanding since the date of inception for each entity.

PRO FORMA NET INCOME AND PRO FORMA NET INCOME PER SHARE

         Pro forma income taxes are calculated to reflect the effect of income taxes not otherwise payable by the AmHealth entities which were partnerships or S Corporations prior to consummation of the merger. The pro forma income taxes are based on an effective rate of 34%. Pro forma net income per share is computed based on the pro forma net income amount.


FAIR VALUE OF FINANCIAL INSTRUMENTS

         Methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

         - Cash equivalents, trade accounts receivable, notes receivable and payables -- The carrying amounts approximate fair value because of the short maturity of these instruments.

         - Long-term debt -- The carrying amount approximates fair value because the notes generally have an adjustable interest rate which is updated based on the prime rate.

                                      F-13
(3)   MERGER

     On June 24, 1996, the Company acquired all the common stock and partnership interests of AmHealth Corporation and its related health care entities (AmHealth) for 11,200,000 shares of the Company's common stock. AmHealth operates outpatient kidney dialysis centers, provides management services for outpatient hyperbaric medicine units, and provides management and personnel services to outpatient home health providers in the Rio Grande Valley of Southern Texas. The transaction has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements for all periods presented have been restated to include the accounts of AmHealth.

     Separate and combined results of STAT and AmHealth during the years ended December 31, 1993, 1994 and 1995 (periods preceding the merger) were as follows:

                                        1993          1994           1995
                                  ------------    ------------    ------------
Net service revenues:
   STAT .......................   $       --      $  3,672,000    $ 14,124,000
   AmHealth ...................      1,170,000       3,973,000       9,017,000
                                  ------------    ------------    ------------
    Combined ..................   $  1,170,000    $  7,645,000    $ 23,141,000
                                  ============    ============    ============
Net income:
   STAT .......................   $       --      $    128,000    $    674,000
   AmHealth ...................        135,000         976,000       2,624,000
                                  ------------    ------------    ------------
    Combined ..................        135,000       1,104,000       3,298,000
  Proforma income taxes .......        (46,000)       (332,000)       (892,000)
                                  ------------    ------------    ------------
    Proforma net income .......   $     89,000    $    772,000    $  2,406,000
                                  ============    ============    ============
(4)   NET SERVICES REVENUES

         Under the contracts between STAT Physicians and the hospitals and under its management agreement with STAT Physicians, the Company has the ability, subject to hospital concurrence, to establish the rates to be billed to patients for services provided. Gross service revenues represent the billed value of physician services provided at hospital locations, and patient service and management services revenue recorded at established billing rates. Billings discounts represent the difference between gross service revenues and the amount which is ultimately expected to be received. These discounts relate principally to contractual adjustments mandated by payors such as Medicare and Medicaid and also to contracted arrangements with private insurers. Discounts also include provisions for indigent patients without the means of paying for services provided.
                                      F-14

     Gross service revenues and billings discounts for the years ended December 31, 1993, 1994 and 1995 are as follows:

                                       1993           1994           1995
                                  ------------    ------------    ------------
Gross service revenues ........   $  1,418,000    $ 12,180,000    $ 40,143,000
Billings discounts ............       (248,000)     (4,535,000)    (17,002,000)
Net service revenues ..........   $  1,170,000    $  7,645,000    $ 23,141,000

         Service revenues have been primarily generated in Southern Texas. Although subject to individual contracts, net service revenues derived from hospitals which, at December 31, 1995, were owned by Columbia/HCA Healthcare Corporation accounted for 31% and 41% of 1994 and 1995 net service revenues, respectively.

(5)   ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1993, 1994 and 1995 are as follows:

                                           1993         1994            1995
                                      -----------    -----------    -----------
Gross patient accounts receivable ... $   436,000    $ 4,617,000    $ 8,892,000
Allowance for contractual adjustments     (81,000)    (1,943,000)    (2,938,000)
                                      -----------    -----------    -----------
     Estimated accounts receivable ..     355,000      2,674,000      5,954,000
Allowance for doubtful accounts .....     (17,000)      (539,000     (1,882,000)
                                      -----------    -----------    -----------
     Net patient accounts receivable      338,000      2,135,000      4,072,000
Other accounts receivable ...........       1,000        188,000        371,000
Due from STAT Physicians ............        --           59,000        122,000
     Accounts receivable, net ....... $   339,000    $ 2,382,000    $ 4,565,000
                                      ===========    ===========    ===========

                                      F-16
(6)   NOTES RECEIVABLE

     Notes receivable at December 1993, 1994 and 1995 are as follows:

                                                    1993       1994       1995
                                                  --------   --------   --------
Non interest-bearing note receivable from
   Mission Medical Properties .................   $   --     $   --     $ 50,000
Note receivable from officer/shareholders,
   interest at 6%, due October 31, 1996 .......       --         --      200,000
Other .........................................      8,000      8,000     16,000
                                                  --------   --------   --------
     Notes receivable .........................   $  8,000   $  8,000   $266,000
                                                  ========   ========   ========

         Mission Medical Properties leases buildings and land under capital leases to the Company and is owned by certain stockholders of the Company.

(7)   PROPERTY AND EQUIPMENT

                  Property and equipment at December 31, 1993, 1994 and 1995 are as follows:

                                          1993           1994          1995
                                      -----------    -----------    -----------
Land and buildings ................   $      --      $   619,000    $   969,000
Equipment and furnishings .........       515,000        915,000      1,705,000
Improvements ......................        63,000        142,000        155,000
                                      -----------    -----------    -----------
                                          578,000      1,676,000      2,829,000
  Less accumulated depreciation
         and amortization .........       (52,000)      (230,000)      (568,000)
                                      -----------    -----------    -----------
Property and equipment, net .......   $   526,000    $ 1,446,000    $ 2,261,000
                                      ===========    ===========    ===========

     Depreciation and amortization of property and equipment charged to operations was $52,000, $178,000 and $338,000 during the years ended December 31, 1993, 1994 and 1995, respectively.

                                      F-16
(8)   LONG-TERM DEBT

     Long-term debt at December 31, 1993, 1994 and 1995 is as follows:

                                                                                     1993                1994                1995
                                                                                  ---------           ---------           ---------
Convertible secured notes; interest at 10% .............................          $    --             $ 350,000           $    --
Revolving credit payable to bank, due in quarterly
  installments of $9,375 plus interest through March
  1999; interest at prime plus .5% .....................................               --                  --               122,000
Revolving credit payable to bank; interest at prime
  plus 1% ..............................................................             79,000              75,000                --
Note payable to TransAmerican Insurance Finance,
  due January 1, 1996; interest at 11.64% ..............................               --                  --                 4,000
Note payable to bank, due April 2, 1996; interest at
  prime plus 1% ........................................................             54,000              27,000              10,000
Noninterest-bearing note payable to Palmco, Inc., for
  construction allowance on leased building, due
  April 1, 1996 ........................................................             26,000              15,000               4,000
Note payable to bank, due October 30, 1997; interest
  at prime plus 1% .....................................................             50,000              38,000               6,000
Note payable to bank, due June 15, 1998; interest at
  prime plus 1% ........................................................               --                60,000              48,000
Note payable to bank, due November 6, 1999; interest
  at prime plus 1% .....................................................               --                  --                50,000
                                                                                  ---------           ---------           ---------
     Total debt ........................................................            209,000             565,000             244,000
     Less current portion ..............................................           (122,000)           (470,000)            (88,000)
                                                                                  ---------           ---------           ---------
     Long-term debt ....................................................          $  87,000           $  95,000           $ 156,000
                                                                                  =========           =========           =========

         The convertible secured notes were issued in October and November 1994 in connection with a bridge financing. A total of $332,000 was repaid and the balance of $18,000 was converted to common stock in connection with STAT's initial public offering during 1995. The conversion of convertible secured notes to common stock is a non cash investing and financing transaction and is excluded from the 1995 consolidated statement of cash flows.

         The revolving credit payables to bank and notes payable to bank are secured by the Company's accounts receivable, inventories and equipment. Long-term debt totaling $240,000 at December 31, 1995 was guaranteed by a stockholder of the Company.

                                      F-17

         Future payments of long-term debt at December 31, 1995 are as follows:

                  1996 . . . . . . . . . .  $   88,000
                  1997 . . . . . . . . . .      66,000
                  1998 . . . . . . . . . .      68,000
                  1999 . . . . . . . . . .      22,000
                                            ----------
                                              $244,000

     Cash paid for interest was $21,000, $126,000 and $214,000 during the years ended December 31, 1993, 1994 and 1995, respectively.

(9)   LEASE OBLIGATIONS

         Future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, at December 31, 1995 are as follows:

1996  .  .  .  .  .  . . . . . . . . . . . . . .  $   476,000
1997  .  .  .  .  .  .  .  . . . . . . . . . . .      426,000
1998  .  .  .  .  .  .  .  . . . . . . . . . . .      341,000
1999  .  .  .  .  .  .  .  . . . . . . . . . . .      261,000
2000  .  .  .  .  .  .  .  . . . . . . . . . . .      203,000
Later  years  .  .  .  .  .  . . . . . . . . . .      781,000
                                                   ----------
Total minimum lease payments . . . . . . . . . .    2,488,000
Less  amount  representing  interest  .  .  .  .     (956,000)
                                                   ----------
Present value of net minimum lease payments .  .    1,532,000
         Less current portion  . . . . . . . . .      (48,000)
                                                   ----------
         Long-term capital lease obligations . .   $1,484,000
                                                   ==========

         At December 31, 1995, the Company's capital lease obligations include amounts payable to entities owned or controlled by stockholders of the Company. Total payments to these entities under the capital leases were $87,000 and $147,000 for the years ended December 31, 1994 and 1995, respectively.

         On September 10, 1995, the Company entered into an agreement to lease a facility located in Brownsville, Texas, to be constructed and owned by an entity owned by stockholders of the Company. Lease payments begin 45 days after completion and are $7,600 per month for a term of 120 months. Based on an estimated fair market value of $490,000 and the terms of the lease, the lease will be a capital lease.
                                      F-18

         Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1995 are as follows:

1996.............................................  $265,000
1997.............................................   268,000
1998.............................................   121,000
1999.............................................    16,000
                                                   --------
Total minimum lease payments.....................  $670,000
                                                   ========

     Rental expense under operating leases was $16,000, $31,000 and $60,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

     Obligations under capital lease incurred for property and equipment were $358,000, $912,000 and $605,000 during the years ended December 31, 1993, 1994 and 1995, respectively. These non cash investing and financing transactions have been excluded from the consolidated statements of cash flows.

                                      F-19
(10)   INCOME TAXES

         Income taxes for the years ended December 31, 1993, 1994 and 1995 are as follows:
                                       1993              1994             1995
                                     ---------         --------         --------
Federal ....................         $    --           $ 58,000         $330,000
State ......................              --              7,000           17,000
                                     ---------         --------         --------
Total ......................         $    --           $ 65,000         $347,000
                                     =========         ========         ========

         The actual income tax expense for the years ended December 31, 1993, 1994 and 1995 differs from the expected federal income tax computed by applying the U.S. corporate rate of 34% to income before income taxes as follows:

                                                   1993          1994           1995
                                              -----------    -----------    -----------
Computed "expected" tax expense ...........   $    46,000    $   398,000    $ 1,239,000
Taxes on income earned and reported by
    shareholders of S corporations and
    partners of partnerships ..............       (46,000)      (332,000)      (892,000)
Increase in tax resulting from
    nondeductible expenses ................          --            1,000          2,000
State tax provision, net of federal benefit          --            4,000         11,000
Other .....................................          --           (6,000)       (13,000)
                                              -----------    -----------    -----------
         Actual income tax expense ........   $      --      $    65,000    $   347,000
                                              ===========    ===========    ===========

         For the years ended December 31, 1993, 1994 and 1995 there were no significant temporary differences which created deferred tax assets or liabilities. Income taxes payable of $65,000 are included in accrued liabilities at December 31, 1994. Refundable income taxes of $31,000 are included in other current assets at December 31, 1995. No income taxes were paid during the years ended December 31, 1993 and 1994. Income taxes of $440,000 were paid during the year ended December 31, 1995.

(11)   CAPITAL STOCK

         Authorized capital stock of the Company consists of 5,000,000 shares of $.01 par value preferred stock and 40,000,000 shares of $.01 par value common stock. In September 1994, the Company sold 74,000 shares of Series A convertible preferred stock (Preferred Stock) to STAT Physicians for $370,000. The Preferred Stock was converted into common stock at a rate of 20 shares of common stock for each share of Preferred Stock (1,480,000 common shares) upon the completion of STAT's initial public offering of common stock in 1995. The conversion of Preferred Stock into common stock is a non cash investing and financing transaction and is excluded from the 1995 consolidated statement of cash flows.

                                      F-20

         At December 31, 1995, shares of common stock are reserved for issuance in connection with the future exercise of Class A warrants to purchase common stock at the price of $4.50 per share (734,166 shares) and underwriter warrants for 125,000 shares of common stock at $5.44 per share. These warrants were issued in connection with STAT's initial public offering of common stock and the related conversion of 10% convertible secured notes. Additionally, at December 31, 1995, 300,000 shares of common stock are reserved for issuance in connection with the Company's stock option plan.

(12)   STOCK OPTION PLAN

         The Company has a stock option plan, providing for the granting of incentive stock options or nonqualified stock options, for the benefit of its employees and directors. Under this plan, options may be granted to purchase an aggregate of 300,000 shares of common stock at no less than 100% (90% in the event of a nonqualified stock option) of the fair market value of the common stock at the time of the grant. At December 31, 1995, 10,000 unoptioned shares were available for granting. All options which have been granted expire five years from the date of grant. Information relating to stock options is as follows:

                                                          NUMBER OF OPTIONS         OPTION PRICE PER SHARE

Outstanding at December 31, 1994 .........................      --                              --
Granted ..................................................    290,000                    $ 2.88 - 3.17
                                                             -------                     ----------------
Outstanding at December 31, 1995 .........................   290,000                     $ 2.88 - 3.17
                                                             =======                     ================
Shares exercisable at December 31, 1995 ..................     2,500                     $           3.00
                                                             =======                     ================

(13)   COMMITMENTS AND CONTINGENT LIABILITIES

         The Company has certain pending and threatened litigation and claims incurred in the ordinary course of business; however, management believes that the probable resolution of such contingencies will not materially affect the liquidity, the financial position, or the results of the Company's operations.

         The Company procures professional liability insurance on behalf of STAT Physicians which provides coverage on a claims-made basis during the policy period. The coverage is purchased on a "slot" basis and extends to the Company, to STAT Physicians and to contract physicians who perform services. Individual policies are not provided to physicians; however, they must be prequalified for coverage as a routine credentialing process. If a claims-made policy is not renewed or replaced by a new policy which provides coverage retroactively, it becomes necessary to purchase an extended reporting period endorsement. Management intends to renew the existing claims-made policy and in the past has either renewed or successfully purchased retroactive coverage.

                                      F-21

         Although the Company does not directly contract with hospitals or physicians for the provision or procurement of medical services, its contractual relationship with STAT Physicians exposes it to potential claims from litigants. Accordingly, the Company is named as an additional insured under the professional liability coverage of STAT Physicians.

     Effective October 1, 1995, the Company established a 401(k) plan (the Plan) for its employees. The Plan allows participants with at least one year of prior service to make elective deferrals of up to 15% of their compensation. The Plan also allows discretionary matching employer contributions as well as additional discretionary contributions which shall be allocated to each eligible employee in proportion to his or her compensation as a percentage of the compensation of all eligible employees. Employer contributions vest at the rate of 20% per year of service. No discretionary contributions were made to the Plan by the Company during the year ended December 31, 1995.

                                      F-22
(14)   BUSINESS SEGMENTS

         The Company operates in three business segments; emergency services, kidney dialysis services and health care management services. Information by business segment as of and for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                         1993                     1994                      1995
                                                                     ------------             ------------             ------------
Net service revenues:
Emergency services ......................................            $       --               $  3,672,000             $ 14,124,000
Kidney dialysis .........................................               1,170,000                3,766,000                6,262,000
Healthcare management ...................................                    --                    207,000                2,755,000
                                                                     ------------             ------------             ------------
Total ...................................................            $  1,170,000             $  7,645,000             $ 23,141,000
                                                                     ============             ============             ============
Operating income:
Emergency services ......................................            $       --               $    202,000             $    977,000
Kidney dialysis .........................................                 210,000                  998,000                1,715,000
Healthcare management ...................................                    --                    123,000                1,120,000
General corporate .......................................                 (55,000)                (164,000)                 (46,000)
                                                                     ------------             ------------             ------------
Total ...................................................            $    155,000             $  1,159,000             $  3,766,000
                                                                     ============             ============             ============
Identifiable assets:
Emergency services ......................................            $       --               $  2,094,000             $  5,860,000
Kidney dialysis .........................................               1,117,000                2,557,000                3,642,000
Healthcare management ...................................                    --                    103,000                  970,000
General corporate .......................................                  26,000                   70,000                  103,000
                                                                     ------------             ------------             ------------
Total ...................................................            $  1,143,000             $  4,824,000             $ 10,575,000
                                                                     ============             ============             ============
Depreciation and amortization:
Emergency services ......................................            $       --               $       --               $     16,000
Kidney dialysis .........................................                  57,000                  192,000                  301,000
Healthcare management ...................................                    --                      2,000                   40,000
General corporate .......................................                   2,000                    2,000                    3,000
                                                                     ------------             ------------             ------------
Total ...................................................            $     59,000             $    196,000             $    360,000
                                                                     ============             ============             ============
Capital expenditures:
Emergency services ......................................            $       --               $       --               $    112,000
Kidney dialysis .........................................                 572,000                1,094,000                  742,000
Healthcare management ...................................                    --                      4,000                  282,000
General corporate .......................................                   5,000                     --                     17,000
                                                                     ------------             ------------             ------------
Total ...................................................            $    577,000             $  1,098,000             $  1,153,000
                                                                     ============             ============             ============

                                      F-23
(15)   SUBSEQUENT EVENTS

         In January 1996 the Company reached an agreement with the Greater Houston Division of Columbia/HCA Healthcare Corporation (Columbia) to provide emergency medicine services to all but one of Columbia's emergency departments in the Greater Houston Division. This agreement will result in the addition of nine hospitals to the Company's service base between February 1 and July 1, 1996 resulting in a total of 18 hospitals served (16 of which are owned by Columbia). The contract for services relating to this agreement was finalized in April 1996. The Houston Division hospitals (15) are covered by this contract which has an initial term of two years and which renews automatically. This contract will account for a significant portion of the Company's net service revenues and operating expenses.

         On January 31, 1996, and in conjunction with the Columbia agreement noted above, the Company acquired the rights to a one hospital contract for the provision of emergency department medical services. Consideration paid for the contract and certain non-competition covenants consisted of $960,000 in cash and 52,174 shares of the Company's common stock. Up to an additional $100,000 may be paid in each of the three twelve-month periods following the acquisition of the contract based on profits realized at that hospital.

         On February 1, 1996, the Company acquired intangible assets of Amedica, Ltd. (Amedica) in a transaction that will be accounted for by the purchase method of accounting. Amedica provides healthcare services relating to the management of independent physician associations. Consideration paid consisted of $200,000 in cash and 15,730 shares of the Company's common stock.

         Unaudited financial information of Amedica as of December 31, 1995 and for the year then ended is as follows:

Balance sheet information:

         Current assets.................... $128,000
         Total assets......................  135,000
         Current liabilities...............   25,000
         Total liabilities.................  150,000
         Partners' capital ................. (15,000)
                                             =======
Operations information:

         Revenue...........................  $439,000
         Expenses                             518,000
         Net loss .........................   (79,000)
                                              =======
                                      F-24

         Unaudited proforma results of operations for the year ended December 31, 1995, giving effect to the Amedica acquisition as though it had occurred on January 1, 1995, are as follows:

         Net service revenues . . . . . . . . . . . . . . .   $23,580,000
         Net income . . . . . . . . . . . . . . . . . . . . .   3,222,000
                                                              ===========
         Net income per common share  . . . . . . . .         $      0.20
                                                              ===========

         STAT was advised in May 1996 that the common stock (67,904 shares, with an ascribed value of $310,000) issued in connection with the acquisitions described in this note, may have been issued in violation of Section 5 of the Securities Act. Such a violation would entitle the recipients to recission rights. In July 1996, the Company offered the right of recission, which right included the payment of the ascribed value plus accrued interest from the acquisition dates, to the recipients. The recipients declined such offer and asserted their right to exchange their STAT common stock for common stock of the Company pursuant to the merger and exchange agreement between STAT and AmHealth. Accordingly, the $310,000 will be reported as permanent equity.

         In June 1996, stockholders of STAT and stockholders and partners of AmHealth approved the New STAT Healthcare, Inc. 1996 Stock Incentive Plan under which 1,500,000 shares of common stock of the Company became reserved for future issuance to officers, employees, consultants and non-employee directors of the Company. The 290,000 options outstanding at December 31, 1995, and (see note 12) are considered to be options outstanding under this 1996 plan.

         On July 22, 1996, the Company signed a commitment letter for a $6,500,000 bank credit facility comprised of a $3,000,000 revolving line of credit and a $3,500,000 three year, non-revolving line of credit. The formal agreement is expected to be finalized during August 1996 and pursuant to the commitment agreement will provide for interest at prime. Borrowings under the lines will be collateralized by security interests in the Company's accounts receivable and in capital assets.

                                      F-25